Exhibit 10.15

PATHEON INC.

AMENDED AND RESTATED RESTRICTED

SHARE UNIT PLAN

September 4, 2008

PATHEON INC.

AMENDED AND RESTATED RESTRICTED SHARE UNIT PLAN

September 4, 2008

1.	Purposes of the Plan.

The purpose of this Restricted Share Unit Plan (the “Plan”) is to grant, when and to the extent appropriate, restricted share units on the terms set out in this Plan to directors, officers and key employees of Patheon Inc. (the “Corporation”) and its Subsidiaries, or any other person or company engaged to provide ongoing management or consulting services to the Corporation or a Subsidiary of the Corporation in order to: (i) encourage participants under the Plan to further the growth and development of the Corporation; and (ii) assist the Corporation to retain and attract executives and key employees with experience and ability; and (iii) reward significant achievements.

2.	Definitions.

For the purposes of the Plan, the following terms shall have the respective meanings set out below, and grammatical variations of such terms shall have corresponding meanings:

“Board” means the Board of Directors of the Corporation.

“Change in Control” means the occurrence of any of the following:

(a) any Person or group, other than JLL Patheon Holdings LLC or its affiliates (as determined pursuant to applicable securities legislation, including all regulations, rules, policy statements, rulings, notices, orders or other instruments promulgated thereunder), acquires beneficial ownership of securities of the Corporation carrying 30% or more of the voting rights attached to all securities of the Corporation then outstanding entitled to vote in the election of directors of the Corporation (collectively, “Voting Shares”) including securities convertible into, or exchangeable for, or providing for the issuance of, Voting Shares; provided, however, that, for the purposes of this paragraph (a), the following acquisitions shall not constitute a Change in Control:

(i)	any acquisition of beneficial ownership of Voting Shares by the Corporation or any of its Subsidiaries;

(ii)	any acquisition of beneficial ownership of Voting Shares by any employee benefit plan (or related trust) of the Corporation or its Subsidiaries;

(iii)	any acquisition of beneficial ownership of Voting Shares by any Person pursuant to a transaction which complies with clauses (i), (ii) and (iii) of paragraph (b); or

(iv)	any acquisition of beneficial ownership of Voting Shares by any Person whose ordinary business includes the management of investment funds for others and such Voting Shares are beneficially owned by such Person in the ordinary course of such business;

(b) consummation of a merger, amalgamation, arrangement, business combination, reorganization or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination:

(i)	Persons who were the beneficial owners, respectively, of the outstanding common shares immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding Voting Shares of the Person resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more Subsidiaries);

(ii)	no Person (excluding any Person resulting from the Business Combination or any employee benefit plan (or related trust) of the Corporation or such Person resulting from the Business Combination) or group beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding Voting Shares of the Person resulting from such Business Combination except to the extent that such ownership existed prior to the Business Combination; and

(iii)	at least a majority of the members of the board of directors of the Person resulting from such Business Combination were members of the incumbent Board at the time of the execution of the initial agreement providing for, or the action of the Board approving, such Business Combination.

“Committee” means the Compensation and Human Resources Committee of the Board, or such other committee of the Board as the Board shall from time to time designate to be the committee of the Board responsible for administering and interpreting, and granting Restricted Share Units under, the Plan on behalf of the Corporation.

“Corporation” has the meaning set out in Section 1.

“Director” means a member of the Board of Directors of the Corporation.

“Insider” means an insider of the Corporation as defined by the Securities Act (Ontario).

“Market Price” means, in respect of any date, the weighted average price at which the Shares have traded on the TSX during the two trading days immediately prior to such date (or, if the Shares are not then listed and posted for trading on the TSX, on such stock exchange in Canada on which the Shares are then listed selected by the Committee). In the event that the Shares did not trade on any such trading day, the Market Price shall be the average of the closing bid and ask prices in respect of the Shares on such trading day. If the Shares are not then listed on any stock exchange in Canada, the Market Price shall be determined by the Committee in good faith.

“Participant” means a director, officer or key employee of the Corporation or a Subsidiary of the Corporation or a person or company providing ongoing management or consulting services to the Corporation who has been designated by the Committee for participation in the Plan and who has agreed to participate in the Plan on such terms as the Corporation may specify by executing a Participant acknowledgement, substantially in the form of the Participant acknowledgement attached hereto as Schedule A.

“Payment Calculation Date” means, in respect of any Restricted Share Unit, the date stipulated at the time of the grant of the Restricted Share Unit, as such date may be changed from time to time in the discretion of the Committee pursuant to Section 12 or 14, on which the amount of the payment that is to be made pursuant to Section 8 to the Participant to whom the Restricted Share Unit was granted shall be calculated.

“Person” includes any individual, legal or personal representative, corporation, company, partnership, syndicate, unincorporated association, trust, trustee, government body, regulatory authority or any other entity howsoever designated or constituted.

“Plan” has the meaning set out in Section 1.

“Reorganization” means any (i) capital reorganization; (ii) merger; (iii) amalgamation; (iv) offer for shares of the Corporation which if successful would entitle the offeror to acquire all of the Shares; (v) sale of a material portion of the assets of the Company; or (vi) an arrangement or other scheme of reorganization.

“Restricted Share Unit” means a restricted share unit granted to a Participant pursuant to Section 6 and in accordance with the terms and provisions of the Plan.

“Retirement” means the retirement of a Participant from employment with the Corporation or any Subsidiary in accordance with the normal retirement policy of his or her employer.

“Subsidiary” means a body corporate or limited partnership directly or indirectly controlled by the Corporation.

“Shareholder” means a holder of Shares.

“Shares” means the common shares of the Corporation.

“TSX” means the Toronto Stock Exchange.

3.	Administration.

The Committee shall be responsible for the administration and interpretation of the Plan in accordance with the provisions of the Plan. The Committee may, from time to time, establish administrative rules and regulations and prescribe forms or documents relating to the operation of the Plan as it may deem necessary or advisable to implement or further the purposes of the Plan and amend or repeal such rules and regulations or forms or documents. The Committee may interpret or make such determinations with respect to the Plan as may be necessary or appropriate for the administration of the Plan. Any such interpretation shall be final, binding and conclusive for all purposes.

The Committee shall keep or cause to be kept such records and accounts as may be necessary or appropriate in connection with the administration of the Plan and the discharge of its duties hereunder. The Committee may delegate to any Director, officer of the Corporation or employee of the Corporation or a Subsidiary such duties and powers relating to the Plan as it sees fit. The Committee may also appoint or engage a trustee, custodian, administrator or other agent to administer or implement the Plan. All costs and expenses of administering the Plan will be paid by the Corporation.

4.	Restricted Share Units Subject to the Plan.

(a)	The maximum number of Restricted Share Units that may be issued under the Plan shall be 2,000,000, as of February 22, 2005, subject to adjustment pursuant to Section 9 or Section 10.

(b)	The maximum number that any one Person may hold of:

(i) Restricted Share Units which represent Shares that would otherwise be reserved for issuance in satisfaction of rights under Restricted Share Units if such rights included the right to receive a Share instead of cash; plus

(ii) Shares reserved for issuance under the Corporation’s Incentive Stock Option Plan or any other existing share compensation arrangements of the Corporation from time to time;

shall not exceed 5% of the outstanding Shares from time to time.

(c)	The maximum number that Insiders may hold of:

(i) Restricted Share Units which represent Shares that would otherwise be reserved for issuance in satisfaction of rights under Restricted Share Units if such rights included the right to receive a Share instead of cash; plus

(ii) Shares reserved for issuance under the Corporation’s Incentive Stock Option Plan or any other existing share compensation arrangements of the Corporation from time to time shall not exceed 10% of the outstanding Shares from time to time.

(d)	All Restricted Share Units that have terminated, been forfeited, been surrendered or been exercised shall be available for any subsequent issuance of Restricted Share Units under the Plan.

5.	Restricted Share Units Rights.

Each Restricted Share Unit shall represent the right, subject to any conditions imposed at the time of grant pursuant to Section 6 and subject to Section 12, to receive a payment payable on the Payment Calculation Date for such Restricted Share Unit in accordance with Section 8 equal to the Market Value on the Payment Calculation Date. The Corporation shall maintain records for each Participant showing the number of Restricted Share Units to which such Participant is entitled, and the Payment Calculation Date(s) for such Restricted Share Units, in accordance with the Plan. No certificates shall be issued with respect to Restricted Share Units. At such times as the Committee shall determine, the Corporation may furnish the Participant with a statement setting forth the details of his or her Restricted Share Units.

6.	Restricted Share Unit Grants.

(a) From time to time the Committee, on behalf of the Corporation, may grant Restricted Share Units to Participants in accordance with the Plan. In granting such Restricted Share Units, the Committee shall designate: (i) the number of Restricted Share Units granted to the Participant; and (ii) the Payment Calculation Date(s), which shall be no later than three years from the last day of the year in which the grant has been awarded.

(b) Subject to the terms of the Plan, the Committee may determine other terms or conditions, if any, of any Restricted Share Units, including:

(i)	any additional conditions on the grant of Restricted Share Units under the Plan, including conditions as to the ownership of Shares by a Participant; and

(ii)	any additional conditions on the payment to be made on the Payment Calculation Date in respect of Restricted Share Units granted under the Plan, including (without limitation) conditions in respect of:

(A)	the Market Price;

(B)	the financial performance or results of the Corporation and/or its Subsidiaries; and

(C)	such other terms or conditions as the Committee may in its discretion determine.

7.	Distributions.

Upon the declaration at any time and from time to time by the Board and the payment by the Corporation of a cash distribution on the Shares, each Participant holding Restricted Share Units on the record date established for such cash distribution (or, if no record date is established for such distribution, the date on which such distribution is paid to

Unitholders) (the “Record Date”) shall be entitled to receive that number of additional Restricted Share Units equal to the number of Restricted Share Units held by such Participant on the Record Date multiplied by the amount of the cash distribution per Share, divided by the Market Price on the date on which such distribution is paid to Shareholders. Fractional Restricted Share Units may be granted pursuant to this Section 7. The Payment Calculation Date for each Restricted Share Unit, or fraction thereof, granted pursuant to this Section 7 shall be the same as the Payment Calculation Date for the Restricted Share Units held by the Participant on the Record Date in respect of which the additional Restricted Share Units are issued.

The Corporation may in lieu of the above grant of all or a portion of the additional Restricted Share Units make a cash payment equal to the number of Restricted Share Units held by such Participant on the Record Date multiplied by the amount of the cash distribution per Share.

8.	Payment Calculation Dates.

(a) Subject to Section 12, Restricted Share Units shall vest and be payable as to one third each on each of the first, second and third anniversary dates of the date of the grant of such Restricted Share Units.

(b) Subject to Section 5(b), on the respective Payment Calculation Date for any Restricted Share Unit that has vested, an amount equal to the Market Price on the Payment Calculation Date shall be payable to the Participant holding such Restricted Share Unit, and such payment shall be paid to such Participant by the Corporation or a Subsidiary within 30 days after such Payment Calculation Date.

9.	Adjustments.

If the number of outstanding Shares shall be increased or decreased or otherwise changed as a result of a Share split or consolidation, subdivision, reclassification or recapitalization and not as a result of the issuance of Shares for additional consideration or by way of a stock dividend in the ordinary course the Committee may make such adjustments to the number of Restricted Share Units granted to each Participant in such manner as the Committee in its sole discretion deems to be equitable or appropriate. Any determinations by the Committee as to the adjustments shall be made in its sole discretion, and all such adjustments shall be conclusive and binding for all purposes under the Plan.

10.	Reorganizations.

In the event of a Reorganization or proposed Reorganization, the Committee may make such adjustments or substitutions to the Plan and to the Restricted Share Units granted hereunder as the Committee, in its sole discretion, deems to be equitable or appropriate, including (without limitation) adjustments to the aggregate number, class and kind of securities or other consideration that may be delivered under the Plan and changes to the Payment Calculation Date(s) for any Restricted Share Units, which adjustments or substitutions may be conditional upon the completion of the Reorganization. Any determinations made by the Committee as to the adjustments or substitutions shall be made in its sole discretion, and all such adjustments or substitutions shall be conclusive and binding for all purposes under the Plan.

11.	No Adjustment for Decrease in Value.

For greater certainty, no amount will be paid to, or in respect of, a Participant under the Plan or pursuant to any other arrangement, and no additional Restricted Share Units will be granted to any such Participant to compensate for a downward fluctuation in the Market Price of the Shares, nor will any other form of benefit be conferred upon, or in respect of, a Participant for such purpose.

12.	Termination of Employment and Forfeiture.

(a) If a Participant ceases to be an employee of the Corporation or any Subsidiary by reason of the termination of the Participant’s employment by the Corporation or the Subsidiary other than for cause, then any Restricted Share Units granted to such Participant for which the Payment Calculation Date shall not yet have occurred but which will occur prior to the end of the notice period (or the implied notice period if pay is given in lieu of notice) shall continue to be outstanding. If a Participant’s employment with the Corporation or a Subsidiary is terminated for cause, in accordance with the law of the jurisdiction in which the employee was employed, then all Restricted Share Units granted to such Participant with a Payment Calculation Date which is later than the date of termination of employment shall be immediately forfeited as of the date of termination of employment. Unless otherwise agreed by the Corporation or otherwise determined by the Committee at any time in its sole discretion, all other Restricted Share Units granted to such Participant for which the Payment Calculation Date is at least one year following the date on which notice of termination is given shall be immediately forfeited as of such date.

For greater certainty, unless otherwise agreed by the Corporation or otherwise determined by the Committee at any time in its sole discretion, neither any period of notice, if any, nor any payment in lieu thereof shall be considered as extending the period of employment for the purposes of the Plan. No cash or other compensation shall at any time be paid in lieu of any rights under Restricted Share Units that have been forfeited under the Plan.

(b) If a Participant (i) dies, or (ii) ceases to be an employee of the Corporation or any Subsidiary by reason of long-term disability or Retirement or for any other reason in each case specified by the Committee, the Committee may change the Payment Calculation Date for all Restricted Share Units granted to such Participant for which the Payment Calculation Date shall not yet have occurred, which Payment Calculation Date may be changed but shall in any event be not later than: (i) the original Payment Calculation Date for such Restricted Share Units; and (ii) one year following the date of the Participant’s death or termination of employment.

(c) Upon the occurrence of Change in Control of Patheon, the Payment Calculation Date for all Restricted Share Units granted to such Participant for which the applicable Payment Calculation Date shall not yet have occurred (i) shall, if the Change in Control results in the Corporation or its successor not being listed for trading on the TSX or another stock exchange or quotation system, be the date of the Change in Control; and (ii) may, if the Corporation or its successor continues to be listed for trading on the TSX or another stock exchange or quotation system, be changed to a date determined by the Committee or the Board of Directors, but shall in any event be not later than the original Payment Calculation Date for such Restricted Share Units. Where clause (i) above applies to the Change in Control, the amount payable as of the applicable Payment Calculation Date in respect of a Restricted Share Unit shall be determined as if the conditions applicable to such Restricted Share Unit were met and payment shall be made within sixty (60) days of the date of the Change in Control.

13.	Assignment.

No Restricted Share Unit or any interest therein shall be assignable by the Participant, by pledge, assignment or in any other manner other than by will or the law of succession.

14.	Amendment and Termination.

The Committee may, in its sole discretion, at any time and from time to time amend, suspend or terminate the Plan or amend the terms of any Restricted Share Unit granted under the Plan; provided, however, that: (i) any approvals required under any applicable law or any applicable rules of any stock exchange on which securities of the Corporation are then listed; and (ii) no such amendment or termination shall be made at any time which materially adversely affects the existing rights of a Participant under Restricted Share Units granted under the Plan without his or her consent in writing, unless the Corporation, at its sole option, acquires such existing rights under such Restricted Share Units for an amount equal to the fair market value of such rights at such time as verified by an independent valuator.

15.	Miscellaneous.

(a) Participation Voluntary. The participation in the Plan by each Participant is voluntary, and any decision not to participate shall not affect any individual’s continued employment or office with the Corporation or any Subsidiary. Nothing contained herein shall be construed as conferring upon any Person any right with respect to continuance of employment or continuance as an officer of the Corporation or a Subsidiary or interfere in any way with the right of the Corporation or a Subsidiary to terminate the employment or office of any such Person at any time in accordance with applicable law.

(b) Limitation of Rights. Unless otherwise determined by the Corporation in its sole discretion, the Plan shall remain an unfunded obligation of the Corporation. No Participant shall have, by virtue of the Plan, any right, title or interest whatsoever in or to the assets of the

Corporation. Restricted Share Units are not Shares and will not entitle any Participant to any shareholder rights, including (without limitation) voting rights, entitlements to distributions or rights on liquidation. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Corporation and any person.

(c) No Recourse Against Shareholders and Others. As a condition of participation in the Plan, each Participant disavows any liability upon and waives any claim against Shareholders, Directors and officers of the Corporation and the Subsidiaries and the obligations created hereunder are not personally binding upon, nor shall resort be had to, nor shall recourse or satisfaction be sought from any Director or officer of the Corporation or any Shareholder. The benefit of this provision is restricted to the Directors and officers of the Corporation and each Shareholder.

(d) Withholding Taxes. Any and all payments to be made pursuant to the Plan shall be made subject to the deduction of any and all applicable taxes or withholdings.

(e) Trustee and Trust Fund. The Corporation may appoint in the form attached as Schedule B, a trust company that deals at arms length with the Corporation as the Trustee for the purpose of holding any Shares for the purposes of this Plan. Subject to applicable law, the Trustee shall not exercise the voting rights attached to the Shares.

16.	Construction.

In this Plan, unless otherwise expressly stated or the context otherwise requires:

(a)	references to “herein”, “hereby”, “hereunder”, “hereof” and similar expressions are references to the Plan and not to any particular Section of the Plan;

(b)	references to a “Section” are references to a Section of the Plan;

(c)	words importing the singular shall include the plural and vice versa, words importing gender shall include the masculine, feminine and neuter genders;

(d)	the use of headings is for convenience of reference only and shall not affect the construction or interpretation hereof; and

(e)	for greater certainty, unless otherwise expressly provided herein, where any reference is made in the Plan to the Corporation, such reference shall be construed and applied for all purposes as if it referred to the Trustees in their capacity as trustees of the Corporation under the declaration of trust governing the Corporation.

17.	Severability.

If any provision of the Plan is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such determination shall not impair or affect the validity, legality or enforceability of the remaining provisions hereof, and each provision is hereby declared to be separate, severable and distinct.

18.	Governing Law.

The Plan is established under the laws of the Province of Ontario and the rights of all parties and the construction of each and every provision of the Plan and any Restricted Share Units granted hereunder shall be construed according to the laws of the Province of Ontario.

19.	Effective Date.

The effective date of the Plan shall be February 22, 2005.